Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form SB-2 of World Trophy Outfitters, Inc., of our report dated June 30, 2005 except for note 10 as to which the date is May 9, 2006, relating to the March 31, 2005 financial statements of World Trophy Outfitters, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.
Salt Lake City, Utah
May 9, 2006